UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549

                                 FORM 8-K

                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported):  August 18, 1998



Commission        Registrant; State of Incorporation;     IRS Employer
File Number       Address; and Telephone Number           Identification Number
-----------       -----------------------------           ---------------------
1-13739           UNISOURCE ENERGY CORPORATION            86-0786732
                  (An Arizona Corporation)
                  220 West Sixth Street
                  Tucson, AZ  85701
                  (520) 571-4000

1-5924            TUCSON ELECTRIC POWER COMPANY           86-0062700
                  (An Arizona Corporation)
                  220 West Sixth Street
                  Tucson, AZ  85701
                  (520) 571-4000

Item 5. Other Events
        ------------

TEP Files Divestiture Plan With ACC
-----------------------------------

      On August 21, 1998, Tucson Electric Power Company (TEP) filed a plan for stranded cost recovery (Plan) with the Arizona Corporation Commission (ACC). The Plan was filed in response to the ACC order adopted on June 22, 1998, requiring Arizona utilities to choose from two options for stranded cost recovery resulting from the implementation of retail electric competition. The options outlined in the ACC order were: (1) a Divestiture/Auction Methodology, which provided the opportunity for 100% recovery of stranded costs and (2) a Transition Revenues Methodology, which would provide an unspecified level of revenues sufficient to maintain the affected utility's financial integrity. TEP expects the ACC to make a decision and to issue a final order regarding its stranded cost recovery plan by year-end 1998.

      Under the Plan, TEP would seek to divest all of its generating assets and associated property. TEP owns, leases or co-owns 1,895 MW of generating capacity at five fossil-fueled power plants in Arizona and New Mexico. Of that total, 1,182 MW are TEP-operated facilities, including the Springerville Generating Station and the Irvington Generating Station. The net book value of TEP's generating plant assets was approximately $1.3 billion at December 31, 1997.

     In its filing with the ACC, TEP estimated its stranded costs may range from $600 million to $1.1 billion. The amount of stranded costs is the difference between the value of generation assets under traditional regulation, and their market value determined through an auction process. Stranded costs would include regulatory assets, reasonable costs incurred for premiums, penalties, and/or other payments necessary to implement divestiture. Reasonable employee severance and retraining costs necessitated by competition would also be included in the total stranded cost figure. Under the ACC order and the Plan, TEP would recover stranded costs and a return on any unamortized balance over a ten-year period ending December 31, 2008.

     TEP's leveraged leases relating to generating assets are not terminable or assignable except under limited circumstances. TEP will seek to negotiate the termination of such leases. TEP expects that substantial cash payments to lease participants would be required in connection with any such terminations. In order to complete divestiture of both owned and leased assets, TEP also expects to be required to make cash payments to various creditors and other parties. In addition, a substantial portion of the generating assets have been financed through tax-exempt bonds as "facilities for the local furnishing of electric energy". TEP expects that such bonds would need to be redeemed as a result of the divestiture.

       TEP expects that cash payments required to effect divestiture will exceed the proceeds of the sale of owned assets. Under the Plan, TEP requested approval to finance the cash requirements described above through a "securitization" of the competitive transition charge (CTC) described below.

     Conditions to Divestiture

     As a condition to its election to divest its generating assets, TEP will require from the ACC an order that provides, among other things, the following:

     (1)  Approval of TEP's proposed auction process;

     (2) An interim mechanism for recovery of stranded costs relating to the period between the implementation of retail electric competition (January 1, 1999) and completion of divestiture (no later than January 1, 2001);

     (3) A definitive mechanism for calculation of stranded costs based on the market value of TEP's generating assets, as determined by divestiture of the assets, along with the approval of the recovery of costs associated with such divestiture;

     (4) A definitive mechanism for full recovery of stranded costs determined through divestiture, and an alternative mechanism for full recovery in the event TEP is unable to successfully divest, in either case supported by findings and orders sufficient to allow the sale and collateralization of the revenue stream associated with stranded cost recovery;

     (5) The adoption of Rules which insure that a generation affiliate of a Utility Distribution Company cannot provide services to a marketing affiliate on more favorable terms than to any market entrant; and

     (6) Modification or waiver of the ACC rules, decisions and orders which inhibit the ability of TEP to compete effectively in the retail electric market. These rules include operating and financial conditions placed on TEP when the ACC authorized the formation of its parent company, UniSource Energy.


     Stranded Cost Recovery Mechanism

     TEP's Plan proposes a two step recovery process for recovery of TEP's stranded costs. Upon the phase-in of competition for certain customers beginning January 1, 1999, TEP would set an interim competitive transition charge (ICTC). The ICTC will be charged to standard offer customers and customers purchasing energy from competitive suppliers until the completion of divestiture and determination of TEP's stranded costs. The proposed ICTC will be the difference between the embedded cost of generation under traditional ratemaking and a market price for electric power. TEP has proposed that the ICTC be estimated by quarter based on forward market prices and trued up based on actual costs as measured by the Dow Jones Palo Verde Index. The NYMEX Palo Verde future price would serve as the measure of market price of electric power at Palo Verde by quarter from January 1, 1999.

      Once actual stranded costs are quantified, recovery of stranded costs would then be collected over the remaining period through a CTC. TEP will seek to securitize all or a portion of this amount by issuing bonds through a special purpose entity.

       If the auction of one or more generating units is unsuccessful, TEP would seek to recover stranded costs relating to such unit(s) based on a "Net Revenues Lost" approach. Under that approach, stranded cost is determined based on the net present value of the annual differences between the expected revenues under a continuation of regulation and those likely to be received after the introduction of retail competition.


          _____________________________________________


TEP Rate Settlement Agreement
-----------------------------

      On August 25, 1998, the ACC voted to approve a rate settlement agreement which provides TEP's retail customers with base price decreases over the next two years. TEP's base price will decrease by the following percentages:

   -- an initial 1.1% (about $7.0 million) decrease effective July
  1, 1998;
   -- a second decrease of 1.0% (about $5.5 million) on July 1, 1999; and
   -- an additional 1.0% (about $5.5 million) decrease on July 1,
  2000.

The  latter  two  decreases  will apply  to  all  standard  offer customers who do not have access to retail competition during the
two-year  phase-in  of  the  ACC's  Electric  Competition   Rules
beginning January 1, 1999.

      The agreement resolves TEP's application for a price decrease in its Shared Savings Proposal filed with the ACC on July 9, 1997. The settlement also provides for TEP to mitigate potentially stranded costs through the accelerated recovery of an additional $4.3 million of deferred regulatory assets. This increase in amortization expense will be reflected in TEP's regulatory accounting records but will have no impact on the expenses included in its financial statements.

      The agreement further affirms an interim accounting order issued by the ACC in July 1997. That order authorizes TEP to record a $50 million coal contract termination fee as a deferred regulatory asset and amortize that asset over approximately 13 years, or $3.8 million per year. As of June 30, 1998, $46.2 million of this regulatory asset remained unamortized. This fee was incurred when TEP negotiated a new coal contract with the coal supplier to the Springerville Generating Station which reduced its annual fuel bill by approximately $10 million annually.


          _____________________________________________



Warrant Exchange Offer
----------------------

      On  August  18,  1998, the Company commenced  an  offer  to exchange any and all outstanding warrants previously issued by TEP, the principal subsidiary of the Company. The outstanding TEP Warrants entitle the holder of five warrants to purchase one share of TEP common stock (not UniSource Energy common stock) for $16.00. Currently, UniSource Energy owns 100% of the common stock of TEP and TEP is not publicly traded. For each TEP Warrant surrendered to and accepted by the Company pursuant to the exchange offer, the holder will receive:

  --   0.20 1999 UniSource Energy Warrant, expiring March 15, 1999;
     and
  --   0.20 2000 UniSource Energy Warrant, expiring December 15,
     2000.

There are 12,054,279 aggregate number of TEP Warrants currently outstanding. The new warrants will be exercisable into approximately 4.8 million shares of UniSource Energy common stock. Each new UniSource Energy Warrant will entitle the holder to purchase one share of UniSource Energy common stock at a purchase price of $16.00.

      The Exchange Offer will expire at 5:00 p.m. New York City time, September 23, 1998, unless the offer is extended by the Company.




                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiary.


                               UNISOURCE ENERGY CORPORATION
                              ----------------------------
                                      (Registrant)


Date: August 27, 1998
                                        Ira R. Adler
                              ----------------------------
                                        Ira R. Adler
                                Executive Vice President and
                                 Principal Financial Officer



                              TUCSON ELECTRIC POWER COMPANY
                              -----------------------------
                                      (Registrant)


Date: August 27, 1998
                                       Ira R. Adler
                              -----------------------------
                                       Ira R. Adler
                               Executive Vice President and
                                Principal Financial Officer